Exhibit 10.16.1

RESEARCH AND DEVELOPMENT

 AGREEMENT

This Research and Development Agreement (this “Agreement”) is effective as of August 1, 2011 (the “Effective Date”) and is entered into by and between INTERCEPT PHARMACEUTICALS, INC., a corporation organized and existing under the laws of Delaware, with registered office at 18 Desbrosses Street, New-York 10013 NY, USA (“INTERCEPT”) on the one hand and TES Pharma Srl, a corporation organized and existing under the laws of Italy, with registered office at Via Settevalli 556, 06129, Perugia, Italy (“TES”) on the other hand.

RECITALS

WHEREAS, INTERCEPT wishes to collaborate with TES pursuant to a research program (the “Research Program”), to discover and optimize Compounds (“Compounds” as defined below);

WHEREAS, TES is a corporation engaged in the business of drug discovery;

WHEREAS, INTERCEPT desires to obtain certain rights to inventions and technologies arising out of or in connection with the Research Program; and

WHEREAS, TES is willing to (a) undertake the Research Program and (b) grant to INTERCEPT such rights under terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TES and INTERCEPT hereby agree as follows:

Article 1: DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below.

1.1	“Affiliate” means (1) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by TES or INTERCEPT; or (2) any corporation or business entity which, directly or indirectly, owns, controls or holds fifty percent (50%) (or the maximum ownership interest permitted by law) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest, of TES or INTERCEPT; or (3) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a corporation or business entity described in (1) or (2).

1.2	“Agreement” means this agreement, including all Exhibits attached hereto.

1.3	“Calendar Quarter” means each period of three (3) consecutive calendar months ending on March 31, June 30, September 30, and December 31.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.4	“Confidential Information” means all non-public, proprietary invention disclosures, know-how, data, and technical, and other information of any nature whatsoever, disclosed or submitted, either orally or in writing (including, without limitation by electronic means) or through observation, by INTERCEPT to TES or its Affiliates.

1.5	“Compound(s)” means any chemical entity and/or active ingredient which is a selective or non-selective TGR5 receptor agonist or [***], including any Derivative thereof, synthesized by TES or its Affiliates pursuant to work conducted under the Research Program.

1.6	“Control,” “Controls,” or “Controlled by” means, with respect to any item of or right under Patent Rights, Know-How, the possession of (whether by ownership or license, other than pursuant to this Agreement) or the ability of a Party to grant access to, or a license or sublicense of, such items or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense.

1.7	“Data” means all non-clinical data, research data, and manufacturing data (including synthetic process, stability data, analytical chemistry data, and quality control data) pertaining to any Compound, which is Controlled by either Party at any time during the Term of this Agreement.

1.8	“Derivative” shall mean any chemical entity, the chemical structure of which was derived on the basis of structure-activity relationship data obtained with a Compound or series of Compounds.

1.9	“Effective Date” means the date on which this Agreement is entered into by and between INTERCEPT and TES.

1.10	“Euros” means the official currency of the European Union.

1.11	“Improvements” shall mean and include [***].

1.12	“Information” means any and all information and data, including without limitation all TES Know-How, all INTERCEPT Know-How, and all other scientific, nonclinical, regulatory, and manufacturing information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.

1.13	“Invention(s)” means any process, method, composition of matter, article of manufacture, discovery or finding, patentable or not patentable, that is conceived and reduced to practice by a Party solely or jointly by the Parties or their Affiliates or consultants, in connection with activities performed under this Agreement, including, without limitation, any improvements thereof.

1.14	“Know-How” means all information and materials, including, but not limited to, discoveries, improvements, processes, methods, protocols, formulas, data, inventions, know-how, and trade secrets, patentable or otherwise, which as of the Effective Date or during the Term: (i) are or become Controlled by a Party or its Affiliates, (ii) are not generally known, and (iii) are necessary or useful to develop, manufacture, market, use, or sale the Compound.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1.15	“Party” means INTERCEPT or TES, individually, and “Parties” means INTERCEPT and TES, collectively.

1.16	“Patent Rights” means any and all patents and patent applications (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates, and the like, of any such patents and patent applications, and foreign equivalents of the foregoing, and any other patents and patent applications claiming priority back to any of the foregoing.

1.17	“Research Program” means the written research plan attached as Exhibit A to this Agreement, setting forth the research activities to be conducted by TES.

1.18	“Term” means the term of this Agreement as defined in Section 7.1 of this Agreement.

1.19	“Third Party” means an entity other than TES and its Affiliates.

Article 2: SCOPE AND MANAGEMENT OF THE RESEARCH PROJECT

2.1	Research activities

Conduct and INTERCEPT Payments to TES

TES shall conduct research activities (such activities to include but not be limited to synthetic, computational and analytical chemistry, and screening) to discover, identify, optimize Compounds, as set forth in the Research Program.

TES will allocate for the performance of the research activities: [***] full time equivalent (“FTE”) chemists and [***] FTEs [***] during the Term. INTERCEPT will pay to TES a maximum amount of €1,000,000 (one million euros) during the Term of the Agreement, provided such FTEs are allocated and activities performed in accordance with the Research Program, as well as documented as detailed below. Payments will be made in equal quarterly installments with the first payment made within 5 business days of the Effective Date of this Agreement and subsequent payments to be made within 5 business days of each subsequent quarterly period.

TES shall exercise commercially reasonable efforts in the performance of the research activities in accordance with the agreed activities and timelines specified in the Research Program.

An initial outline of the Research Plan is attached hereto as Exhibit A and may be adjusted from time to time by INTERCEPT following suitable discussions between the Parties.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

2.2	Reports

TES shall prepare, maintain, and contractually require that its Third Party contractors, if any, prepare and maintain, accurate and complete records of all research work performed with respect to the Compounds, to enable TES to comply with applicable laws and to otherwise comply with the requirements of this Agreement. All such agreements shall also require that such Third Parties assign all rights in inventions pertaining to the Compounds to INTERCEPT.

TES shall submit to INTERCEPT: (i) after each 3 (three) month period, a detailed interim written report on the progress of the Research Program, including results obtained and together with a complete list and allocation of research personnel, within 30 (thirty) days of the end of each such period, (ii) a detailed written report of the final results of the Research Program within 30 (thirty) days of the end of the Term; and (iii) reports of any significant findings in the Research Program promptly upon such findings being made.

2.3	Research Program Management

The Research Program shall managed by an INTERCEPT designee. INTERCEPT’s initial designee is Dr. Roberto Pellicciari.

2.4	Inspection Rights

INTERCEPT shall have the right, during normal business hours, and no more than once per year, (unless requested by INTERCEPT and agreed by TES, such agreement not to be withheld unreasonably), to inspect: (a) those portions of the facilities of TES, or any of its Affiliates, and subcontractors used in connection with performing the research activities necessary for the Research Program, provided that INTERCEPT or its designee shall on such occasions be accompanied by a representative of TES. The rights in this Section shall only enable inspections pertaining to research activities being performed under this Agreement.

2.4	Taxes and Withholding

All payments due and payable under this Agreement will be made without any deduction, or withholding for, or on account of any tax unless such deduction or withholding is required by applicable laws. If INTERCEPT is so required to deduct or withhold, INTERCEPT will (a) promptly notify the TES of such requirement, (b) pay to the relevant authorities the full amount required to be deducted or withheld promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against the other Party, and (c) promptly forward to TES an official receipt (or certified copy) or other documentation reasonably acceptable to TES evidencing such payment to such authorities.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Article 3: INTELLECTUAL PROPERTY

3.1	Inventorship, Ownership, And Disclosure of Intellectual Property

Inventorship and Ownership

Inventorship of inventions shall be determined in accordance with rules and guidelines regarding inventorship as established under the applicable patent law of the country in which the patent issued or the application is pending. All Inventions shall be the sole and exclusive property of INTERCEPT and all original works of authorship that are made by TES (solely or jointly with others) within the scope of the Research Project and which are protectable by copyright are “works made for hire” pursuant to the United States Copyright Act (17 U.S.C. Section 101). TES hereby assigns to INTERCEPT all of its rights, titles, and interests in and to all such Inventions and original works of authorship and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and hereby appoints any officer of INTERCEPT as its duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. Upon the request of INTERCEPT, TES shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to INTERCEPT and to assist INTERCEPT in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention and original works of authorship. TES also hereby waives all claims to moral rights in any Inventions. All employees, agents, and subcontractors of TES and its Affiliates conducting activities under this Agreement shall, prior to commencing any such activities, be under written obligation to assign any inventions and related intellectual property rights to INTERCEPT (or its designated Affiliate or Third Party).

Disclosure

In the event that during the Term, TES, its Affiliates or its subcontractors develops any Inventions with respect to a Compound, TES shall furnish INTERCEPT with timely written notice of such Inventions. As to such Inventions that are Improvements, TES shall furnish INTERCEPT with a complete written disclosure of any such Improvements promptly after realization of such Improvements, with the goal of making such disclosure within a twenty (20) day period. When Data have been generated relating to Inventions or Improvements, TES shall furnish INTERCEPT with a data package which, in TES’ reasonable opinion, contains all material information, Know-How and other Data available that would be useful to implement such Inventions or Improvements.

Article 4: CONFIDENTIALITY

4.1	Confidentiality

Except as otherwise provided in this Agreement, TES agrees that, during the Term and for as long as INTERCEPT is under an obligation to keep the information confidential due to its own contractual requirements with Third Parties, but in any case no less than five (5) years thereafter, all Confidential Information, disclosed or submitted, either orally or in writing (including, without limitation by electronic means) or through observation, by INTERCEPT to TES or its Affiliates (the “Receiving Party”) hereunder shall be received and maintained by the Receiving Party in strict confidence, shall not be used for any purpose or disclosed to any Third Party other than the purposes expressly permitted by this Agreement, (including, without limitation in connection with any publications, presentations or other disclosures). Notwithstanding the foregoing, the Receiving Party may, subject to the provisions of this Agreement, disclose the Confidential Information to those of its Affiliates’ directors, officers, employees, agents and consultants, contractors that have a need to know such Confidential Information to achieve the purposes of this Agreement; provided, however, that such Party shall ensure that its Affiliates’ or sublicensees’ directors, officers, employees, agents, consultants, or contractors to whom disclosure is to be made are bound by, and take reasonable efforts to ensure compliance with, the confidentiality and use provisions at least as restrictive as those contained in this Article 4 hereof. TES will promptly notify INTERCEPT upon discovery of any unauthorized use or disclosure of the Confidential Information. Confidential Information belongs to and shall remain the property of INTERCEPT.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.2	Exceptions

Confidential Information of INTERCEPT shall not include any information that the Receiving Party can prove by competent evidence:

To have been known to or in the possession of the Receiving Party and at its free disposal prior to the date of its actual receipt from INTERCEPT;

To be or to have become readily available to the public other than through any act or omission of the Receiving Party in breach of this Agreement or any other agreement between the Parties;

To have been disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party which had no obligation to INTERCEPT not to disclose such information to others; or

To have been subsequently independently developed by the Receiving Party without use of the Confidential Information as demonstrated by competent written records.

4.3	Authorized Disclosure

A Receiving Party may disclose Confidential Information hereunder solely to the extent such disclosure is reasonably necessary in connection with submissions to or any requirements of any Regulatory Authority for the purposes of this Agreement or, complying with applicable laws or the rules of any relevant stock exchange or securities commission; provided that in the event of any such disclosure of the Confidential Information by the Receiving Party, the Receiving Party will, except where impracticable, give reasonable advance notice to INTERCEPT of such disclosure requirement (so that the INTERCEPT may seek a protective order and or other appropriate remedy or waive compliance with the confidentiality provisions of this Article 4) and will use Commercially Reasonable Efforts to secure confidential treatment of such Confidential Information required to be disclosed.

4.4	Return of Confidential Information

The Receiving Party shall keep Confidential Information belonging to INTERCEPT in appropriately secured locations. Upon the expiration or termination of this Agreement, any and all Confidential Information possessed in tangible form by a Receiving Party or its Affiliates, or its or any of their officers, directors, employees, agents, consultants, or contractors , shall, upon written request, be immediately returned to INTERCEPT (or destroyed if so requested) and not retained by the Receiving Party, its Affiliates, or any of their officers, directors, employees, agents, consultants, or contractors; provided, however, that the Receiving Party may retain one (1) copy of any Confidential Information in an appropriately secured location, in order to demonstrate compliance with the terms of this Agreement or which by applicable laws it must retain, for so long as such applicable laws require such retention but thereafter shall dispose of such retained Confidential Information in accordance with applicable laws or this Article 4.4.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.5	Publications and Announcements

During the term of this Agreement, TES shall submit to INTERCEPT for review and approval all proposed academic, scientific and medical publications, and public presentations relating to the Research Program. INTERCEPT shall respond in writing within 90 days with either approval of the proposed material or a specific statement of (a) concern based upon the need to seek patent protection, (b) concern regarding competitive disadvantage arising from the proposal, or (c) concern regarding the timing and circumstances of such disclosure in light of INTERCEPT’s business. In the event that INTERCEPT has concerns about the disclosure of Inventions or Confidential Information, TES agrees to provide INTERCEPT with any additional information relating to the proposed disclosure. Notwithstanding the above, TES agrees not to publish or disclose any Inventions or Confidential Information without INTERCEPT’s formal consent.

ARTICLE 5: REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1	Representations and Warranties of the Parties Concerning Corporate Authorizations

Each Party represents and warrants to the other Party that:

Such Party is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization;

Such Party has the full corporate power and is duly authorized to enter into, execute and deliver this Agreement, and to carry out and otherwise perform its obligations thereunder; and

This Agreement has been duly executed and delivered by, and is the legal and valid obligations binding upon such Party and so far as it is aware, the entry into, the execution and delivery of, and the carrying out and other performance of its obligations under this Agreement by such Party (i) does not conflict with, or contravene or constitute any default under, any agreement, instrument or understanding, oral or written, to which it is a party, including, without limitation its certificate of incorporation or by-laws, and (ii) does not violate applicable laws or any judgment, injunction, order or decree of any Regulatory Authority having jurisdiction over it.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.2	Representations, Warranties and Covenants of TES

TES represents and warrants to INTERCEPT that:

TES shall have access (through ownership, out-sourcing, contracting, or otherwise) throughout the Term of this Agreement to a work force suitably qualified and trained, and facilities and equipment sufficient, to enable TES to perform its obligations as set forth under this Agreement;

There are not as of the Effective Date, nor have there been over the six (6) month period immediately preceding the Effective Date, any claims, lawsuits, arbitrations, legal or administrative or regulatory proceedings, charges, complaints or investigations by any Regulatory Authority (except in the ordinary course of the granting of patents and proceedings relating thereto) or other third party against TES or any of its principle officers and owners;

TES has not been debarred by the FDA under the Generic Drug Enforcement Act of 1992 (or by any analogous agency or under any analogous law or regulation), and neither it nor, to its knowledge, any of its officers or directors has ever been convicted of a felony under the laws of the USA and/or European Union for conduct relating to the development or approval of a drug product or relating to the marketing or sale of a drug product, and further, to its knowledge, no individual or firm debarred by any governmental authority will participate in the performance, supervision, management or review of the production of licensed Compounds;

TES hereby represents and warrants to INTERCEPT that (a) TES’ execution of this Agreement (including the performance of the Research Program under this Agreement) does not and shall not during the Term conflict with any obligations of TES to the Università di Perugia, whether under any applicable laws or otherwise, and (b) TES is currently under no contractual or other restriction or obligation which is inconsistent with TES’ execution of this Agreement (including the performance of the Research Program or any other obligation hereunder).

5.3	Negative covenants

TES covenants that, during the Term, (a) TES shall not enter into any agreement, whether written, oral or otherwise, that conflicts with or otherwise restricts or impedes its ability to fully perform the Research Program or any other obligations of TES under this Agreement and (b) TES shall not take any action or fail to take any action with respect to any existing agreement (whether written, oral or otherwise) or any agreement (whether written, oral or otherwise) entered into during the Term that would create a conflict or otherwise impede its ability to fully perform the Research Program or any other obligations of TES under this Agreement. Other than this Agreement, TES hereby represents that it is not party to any existing written or oral agreement, arrangement, understanding or other relationship pursuant to which TES is obligated to render advice and services in the synthetic, computational and analytical chemistry and screening to discover, identify, optimize and/or develop any chemical entity and/or active ingredient which is a selective or non-selective TGR5 agonist. TES hereby agrees and acknowledges that, during the Term, TES will not enter into any written or oral agreement, arrangement, understanding or other relationship pursuant to which TES is obligated to render advice and services in the synthetic, computational and analytical chemistry and screening to discover, identify, optimize and/or develop any chemical entity and/or active ingredient which is a selective or non-selective TGR5 agonist.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TES covenants that during the Term or as long as Dr. Pellicciari is deemed an Affiliate of INTERCEPT and INTERCEPT is engaged, on its own or through contractual agreements with a Third Party, in the clinical development and/or marketing of any Compound(s), TES shall not, itself or through one or more Affiliates or any Third Party, clinically develop, sell, offer for sale, distribute, license, promote or market any chemical entity and/or active ingredient which is a selective or non-selective TGR5 agonist.

ARTICLE 6: INDEMNIFICATION, INSURANCE

6.1	Indemnification by TES

TES hereby agrees to save, defend, and hold INTERCEPT, its Affiliates and their officers, directors, employees, and agents harmless from and against any and all direct and foreseeable losses, damages, liabilities, costs, and expenses resulting from any claims, demands, actions, and other proceedings by any of its Affiliates, employee or consultant or Third Party (collectively, “Losses”) to the extent resulting directly from or arising directly out of: (a) any material breach by TES of any representation, warranty, covenant under this Agreement or (b) the gross negligence or willful misconduct of TES or its Affiliates, and its or their directors, officers, agents, employees or consultants, or (c) the unauthorized use by TES of INTERCEPT Data and Regulatory Documents.

6.2	Insurance

TES shall obtain and maintain commercial general liability insurance (including product liability and contractual liability insurance applicable to such Party’s indemnity obligations hereunder) with reputable and financially secure insurance carriers to cover the activities of TES, its sublicensees, and their Affiliates, in amounts reasonably sufficient to protect against liability under this Section 6. Such insurance shall be maintained throughout the duration of the Agreement. An insurance certificate shall be provided by TES to INTERCEPT upon request of the latter at any time during the Term.

ARTICLE 7: TERM, TERMINATION, survival

7.1	Term

This Agreement shall commence on the Effective Date and shall expire 12 (twelve) months from the Effective Date, unless extended by INTERCEPT in its sole discretion by way of an amendment to the Agreement of one additional year (the “Term”) on the same terms and conditions as included herein.

7.2	Termination

Termination for Breach. If either TES, on the one hand, or INTERCEPT, on the other hand, materially breach(es) any provision of this Agreement and fail(s) to remedy such breach within thirty (30) days after receipt of notice in writing of such breach from the other Party(ies), such other Party(ies), at its/their option, and in addition to any other remedies that may be available to such other Party(ies), may terminate this Agreement by sending written notice of termination to the breaching Party(ies).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Effect of Expiration. Upon Expiration of this Agreement, any funds paid to TES by INTERCEPT under this Agreement which have not been expended or irrevocably committed upon the effective date of termination shall be refunded to INTERCEPT within thirty (30) days after the effective date of termination. TES shall furthermore deliver all remaining Compounds and all tangible documentation containing Confidential Information within thirty (30) days of INTERCEPT’s request.

Effect of INTERCEPT Termination. In the event of INTERCEPT termination for a breach by TES, any funds paid to TES by INTERCEPT under this Agreement which have not been expended or irrevocably committed upon the effective date of termination shall be refunded to INTERCEPT within thirty (30) days after the effective date of termination. TES shall furthermore deliver all remaining Compounds and all tangible documentation containing Confidential Information within thirty (30) days of INTERCEPT’s request. All licenses and Research Patent Rights granted to INTERCPET by TES under this Agreement and all rights and interest in and to Compounds shall revert to INTERCEPT.

Effect of TES Termination. In the event of a TES termination for a breach by INTERCEPT during Term of this Agreement, TES is entitled to the balance of payments owed pursuant to Section 2.1 for the first 12 (twelve) month period once the appropriate quarterly reports have been submitted to INTERCEPT.

7.3	Survival

Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any right or obligation which shall have accrued prior to such termination, relinquishment or expiration, including but not limited to accrued financial rights and obligations. The following Articles of this Agreement shall survive expiration or termination of this Agreement for any reason: 2.2, 3, 4, 5, 7, 8 and 9.

ARTICLE 8: GOVERNING LAW AND DISPUTE RESOLUTION

8.1	Governing law

This Agreement shall be governed by and construed under the laws of New York, NY US without giving effect to the conflict of law principles thereof.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.2	Dispute resolution

Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be resolved as follows:

The designated executive of TES and INTERCEPT shall meet to attempt to resolve such disputes. If such persons cannot resolve such disputes within thirty (30) days after any party requests such a meeting, then any party may make a written demand for formal dispute resolution.

Any dispute, controversy or claim not resolved shall be finally settled by binding arbitration conducted in the English language in New York, New York, USA by one arbitrator under the commercial arbitration rules of the American Arbitration Association (“AAA”), which shall administer the arbitration and act as appointing authority. The arbitrator shall be authorized to grant interim relief, including to prevent the destruction of goods or documents involved in the dispute, protect trade secrets and provide for security for a prospective monetary award. The award of the arbitrator shall be the sole and exclusive remedy of the parties and shall be enforceable in any court of competent jurisdiction, subject only to revocation on grounds of fraud or clear bias on the part of the arbitrators.

Notwithstanding anything contained in this Section 8.2 to the contrary, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party, in order to enforce the instituting party’s rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

ARTICLE 9: ASSIGNMENT, SUBCONTRACTING, NO THIRD PARTY RIGHTS, BINDING AGREEMENT

9.1	Assignment

TES may not assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of INTERCEPT.

9.2	No Third Party Rights

The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns and a person who is not a Party to this Agreement may not enforce any of its terms unless otherwise provided.

9.3	Binding Agreement

This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be null and void.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.4	Force majeure

Neither Party shall be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party to the extent the failure is occasioned by regulatory action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the reasonable control of the defaulting Party. The Party claiming force majeure shall as soon as reasonably practicable notify the other Party in writing setting forth the nature of such force majeure event, and shall use reasonable efforts to resume performance of its obligations hereunder as soon as reasonably practicable after such force majeure event ceases. If any force majeure event continues for more than 180 (one hundred eighty) days, and such event prevents a Party from performing a material obligation under this Agreement, then the other Party may terminate this Agreement upon written notice to the affected Party.

9.5	Further Actions

Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

9.6	Regulatory Approvals; Compliance with Law

The Parties shall make all filings with Regulatory Authorities as shall be required by applicable laws in connection with this Agreement and the activities contemplated hereunder or thereunder. In fulfilling its obligations under this Agreement each Party agrees to comply in all material respects with all applicable laws.

9.7	Public Announcement

Except for such disclosure as is deemed necessary, in the reasonable judgment of a Party to comply with applicable laws, no announcement, news release, public statement, publication or presentation relating to the existence of this Agreement, or the terms hereof or thereof, will be made without the other Party’s prior written approval, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, each Party consents to references to it in reports or documents or other disclosures sent to stockholders or filed with or submitted to any Regulatory Authority or stock exchange or as may be required by law to be made. However, the Party making such references shall afford the other Party the prior opportunity to review the text of any such report, document or other disclosure, and shall use its best efforts to comply with any reasonable requests regarding changes to such reports, documents and other disclosures which are provided to it by the other Party in a timely manner. The Parties each agree that once approval for disclosure of information subject to this Article has been obtained, the Party that requested such approval shall be entitled to use such information substantially in the form initially presented without an obligation to seek further approval.

9.8	Notices

All notices required or permitted to be given under this Agreement, shall be in writing and shall be deemed given if delivered personally or by facsimile transmission receipt verified, mailed by registered or certified mail return receipt requested, postage prepaid, or sent by express courier service, to the Parties at the following addresses, or at such other address for a Party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

If to INTERCEPT, addressed to:

INTERCEPT PHARMACEUTICALS, INC.

18 Desbrosses Street

New York, NY 10013

Attention: Dr. Mark Pruzanski, Chief Executive Officer

If to TES, addressed to:

TES Pharma Srl

Via Settevalli 556

06129, Perugia

Attention: Dr. Graeme Robertson, Chief Operating Officer

The date of receipt of any notice given under this Agreement shall be deemed to be (i) the date given if delivered personally or by facsimile transmission receipt verified, (ii) 7 (seven) days after the date mailed if mailed by registered or certified mail return receipt requested, postage prepaid, and (iii) 2 (two) days after the date sent if sent by express courier service.

9.9	Waiver

No failure of either Party to exercise and no delay in exercising any right, power or remedy in connection with this Agreement (each a “Right”) will operate as a waiver thereof, nor will any single or partial exercise of any Right preclude any other or further exercise of such Right or the exercise of any other Right.

9.10	Disclaimer of Agency

The relationship between INTERCEPT and TES established by this Agreement is that of independent contractors, and nothing contained herein shall be construed to (i) give either Party the power to direct or control the day-to-day activities of the other, (ii) constitute the Parties as the legal representative or agent of the other Party or as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow either Party to create or assume any liability or obligation of any kind, express or implied, against or in the name of or on behalf of the other Party for any purpose whatsoever, except as expressly set forth in this Agreement.

9.11	Ambiguities

Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

9.12	Headings and Article References

The Article headings and references contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Articles, except that any conflict between an Article reference number and any textual reference to the Article title noted next to such reference, will resolved in favor of the textual reference.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

9.13	Severability

If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable by a court or administrative agency of competent jurisdiction, then (i) the remainder of such documents, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of such documents shall be valid and be enforced to the fullest extent permitted by law; and (ii) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of such documents or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

9.14	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

In witness whereof, the Parties have executed this Agreement by their proper officers as of the date and year first above written.

INTERCEPT PHARMACEUTICALS, INC.

/s/ Mark Pruzanski

Name: Mark Pruzanski

Title: President and Chief Executive Officer

TES Pharma Srl

/s/ Graeme Robertson

Name: Graeme Robertson

Title: Chief Operating Officer

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit A – Research Plan

Servier- Intercept Research Plan

[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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